--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549


                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 8, 1997


                                Rock-Tenn Company
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Georgia                0-23340                       62-0342590
------------------------   ------------------------   ---------------------------------
(State of incorporation)   (Commission File Number)   (IRS Employer Identification No.)


            504 Thrasher Street                                    30071
             Norcross, Georgia                                   ---------
----------------------------------------                         (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (770) 448-2193


                -------------------------------------------------
          (Former name or former address, if changed since last report)



--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS.

         Rock-Tenn Company ("Rock-Tenn") and Sonoco Products Company ("Sonoco") announced the signing of a letter of intent to combine their fiber partition businesses into a new, joint-venture company. The announcement was made by Jay Shuster, president and chief operating officer of Rock-Tenn, and Harris E. DeLoach, Jr., executive vice president of Sonoco. Solid fiber partitions are a leading form of interior protective packaging and are used to separate and protect glass, plastic and other products during shipping.

         Both companies cited the consolidating glass industry and over-capacity in the market as key reasons for choosing a joint venture strategy. "By pooling our resources, we will improve capacity utilization, provide customers with a very strong, focused supplier and achieve cost and operating synergies," said Shuster and DeLoach in a joint statement.

         Rock-Tenn is contributing its eight fiber partition plants and machine engineering facility in the United States to the joint venture. Sales by these facilities were $100 million for Rock-Tenn's fiscal year ended September 30, 1996. Sonoco is contributing its six fiber partition plants in the U.S. and its fiber partition plant in Mexico to the joint venture. Sales by these facilities were approximately $50 million for Sonoco's fiscal year ended December 31, 1996.

         Under the terms of the agreement, Rock-Tenn will own 65% of the joint venture and Sonoco will own 35%. Management of the venture will be under the direction of a five member managing board, three of whom will be appointed by Rock-Tenn and two of whom will be appointed by Sonoco. Richard E. Steed and Terry Durham, currently managers of the fiber partition divisions of Rock-Tenn and Sonoco, respectively, will be responsible for the day-to-day management of the joint venture, with Steed serving as general manager.

         Consummation of the joint venture is subject to satisfaction of a number of conditions including negotiation and execution of a definitive joint venture agreement, obtaining certain regulatory approvals and the satisfactory completion of due diligence. The two companies said they expect the closing to take place in the first quarter of 1997.

         Rock-Tenn is one of North America's leading manufacturers of packaging, 100% recycled paperboard and laminated paperboard products, with 63 manufacturing and distribution operations throughout the U.S. and Canada.

         Sonoco, founded in 1899, is a $2.7 billion manufacturer of industrial and consumer packaging products headquartered in Hartsville, South Carolina.

      A copy of the press release relating to the joint venture is attached hereto as Exhibit 99.1.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (C)      EXHIBITS

Exhibit
   No.                     Description
-------                    -----------
99.1              --       Press Release dated January 8, 1997

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 8, 1997                       ROCK-TENN COMPANY



                                            By: /s/ David C. Nicholson
                                               --------------------------------
                                               David C. Nicholson
                                               Senior Vice President, Chief
                                               Financial Officer, Secretary

                                  EXHIBIT INDEX

Exhibit                                                                                 Sequentially
   No.                              Exhibit                                             Numbered Page
-------                             -------                                             -------------
99.1              --       Press Release dated January 8, 1997

